Exhibit 10.2
GILEAD SCIENCES, INC.
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(as Amended and Restated January 25, 2023)
Termination Date: January 25, 2033
1. Purpose.
(a) The purpose of the International Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of participating Affiliates and Related Entities (both as defined in subparagraph 1(c)), who reside in jurisdictions outside the United States may be given an opportunity to purchase stock of Gilead Sciences, Inc., a Delaware corporation (the “Company”).
(b) The Plan and the Company’s Employee Stock Purchase Plan (the “Section 423 Plan”), an employee stock purchase plan maintained under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), share the reserve of the Company’s $0.001 par value common stock (the “Common Stock”) approved by the Company’s stockholders for issuance under the Section 423 Plan. Accordingly, the maximum number of shares of the Company’s common stock reserved for issuance under the Section 423 Plan is reduced, on a one-for-one basis, by the number of shares of the Company’s common stock issued under the Plan. The Plan was originally adopted by the Company’s Board of Directors on November 3, 2009. Both the Plan and the Section 423 Plan have been most recently amended and restated in their entirety effective as of January 25, 2023.
(c) The term “Affiliate” as used in the Plan means any entity that, directly or indirectly, is controlled by or under common control with the Company, as determined by the Board, whether now or hereafter existing. The term “Related Entity” as used in the Plan means any entity, other than an Affiliate, in which the Company has an equity or other ownership interest, as determined by the Company.
(d) The Company, by means of the Plan, seeks to retain the services of employees in jurisdictions outside the United States, to secure and retain the services of new employees in such jurisdictions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
(e) The Company does not intend for the rights to purchase shares of Common Stock granted under the Plan to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Accordingly, the Company will grant rights to purchase stock under the Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company and designed to achieve tax, securities law or other objectives in one or more jurisdictions outside the United States, provided that (i) eligible employees (as that term is described in paragraph 5) who reside in the United States and are employed by the Company or an Affiliate located in the United States will not be granted rights to purchase stock under the Plan and (ii) eligible employees of Related Entities, whether or not located in the United States, will not be granted rights to purchase stock under the Section 423 Plan. Except to the limited extent otherwise provided herein, the purchase rights granted under the Plan will be subject to the same terms, provisions and restrictions as in effect for the purchase rights granted under the Section 423 Plan.

2. Administration.
(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. All determinations of the Board or the Committee shall be final, conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.
(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)     To determine when and how rights to purchase stock of the Company shall be granted and the provisions to be in effect for each offering of such rights (with no need for the provisions of each offering to be identical).
(ii)     To designate from time to time which Affiliates and Related Entities shall be eligible to participate in the Plan.
(iii)     To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The Board may also authorize one or more designated officers of the Company to make such adjustments to the terms and conditions in effect under the separate Offerings made under the Plan as may be necessary or advisable to comply with applicable laws and regulations in the jurisdictions in which those Offerings are made.
(iv) To amend the Plan as provided in paragraph 13.
(v)     To adopt (or to authorize one or more designated officers of the Company to adopt) rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. Without limiting the generality of the foregoing, the Board (or any such designated officer) is specifically authorized to adopt rules, procedures or sub-plans regarding, but not limited to, eligibility to participate, the definition of Earnings (as defined in subparagraph 7(b)), handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates, all of which may vary with local requirements.
(vi)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).
3. Shares Subject To The Plan.
Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the total number of shares that may be sold pursuant to rights granted under the Plan and the Section 423 Plan shall not exceed in the aggregate the 103,560,0001 shares of Common Stock that have been approved by the Company’s stockholders for issuance under the Section 423 Plan. Accordingly, any shares of Common Stock sold pursuant to rights granted under the Section 423 Plan shall reduce, on a one-for-one basis, the number of shares available for sale and issuance under the Plan. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan, unless otherwise issued under the Section 423 Plan. The Common Stock issuable under the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
4. Grant Of Rights; Offering.
The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.
5. Eligibility.
(a) Rights under the Plan may be granted only to employees of any Affiliate or Related Entity designated by the Board or the Committee as provided in subparagraph 2(b). Except as provided in subparagraph 5(b), an employee of any designated Affiliate or Related Entity shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of one or more Affiliates or Related Entities for such continuous period preceding the grant date as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.
(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of any designated Affiliate or Related Entity will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:
1    Share reserve consists of 4,000,000 shares authorized in November 15, 1991, when the Section 423 Plan was originally adopted, an additional 8,000,000 shares authorized for the Section 423 Plan on May 24, 1994, an additional 8,000,000 authorized for the Section 423 Plan on May 27, 1998, an additional 5,280,000 shares authorized for the Section 423 Plan on July 29, 1999, an additional 8,000,000 shares authorized for the Section 423 Plan on May 9, 2007, an additional 33,280,000 shares authorized for the Section 423 Plan on November 3, 2009, an additional 12,000,000 shares authorized on May 6, 2015, and an additional 25,000,000 shares to be submitted for stockholder approval and authorized at the Company’s 2023 annual meeting of stockholders. The share amounts so indicated have been adjusted to reflect the five (5) two-for-one stock splits of the Common Stock effected in February 2001, March 2002, September 2004, June 2007 and January 2013, respectively.

(i)     the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;
(ii)     the Offering Period (as defined in subparagraph 6(a)) for such right shall begin on its Offering Date and end coincident with the end of such Offering;
(iii)     the Offering Date shall constitute the beginning of a Purchase Period; and
(iv)     the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined in subparagraph 6(a)) for such Offering, he or she will not receive any right under that Offering.
(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.
(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted to such employee under “employee stock purchase plans” of the Company and any Affiliate, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase Common Stock of the Company or any Affiliate to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of fair market value of such Common Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.
(e) Officers of any designated Affiliate or Related Entity shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that all or certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
6. Rights; Purchase Price.
(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock purchasable with up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee and a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one exercise date, as defined in the relevant Offering (the “Exercise Date”), in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may, prior to the start of that Offering, specify a maximum number of shares which may be purchased by any employee on each such Exercise Date within such Offering and a maximum aggregate number of shares which may be purchased by all eligible employees on such Exercise Date. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be equitable and practicable under the circumstances.
(b) The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be equal to eighty-five percent (85%) of the lower of:
(i)     the Fair Market Value per share of Common Stock on the start of the Offering Period; or
(ii)     the Fair Market Value per share of Common Stock on the Exercise Date.
(c) As of any date, “Fair Market Value” is defined as the closing sales price for the Common Stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Global Select Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.
7. Participation; Withdrawal; Termination.
(a) An eligible employee may become a participant in an Offering by submitting an enrollment form to the Company, in a form approved by the Company, or, if made available by the Company to employees in a particular jurisdiction, by accessing the Third Party Administrator’s website and electronically enrolling within the Offering on or before his or her applicable Offering Date for that Offering (or any earlier enrollment deadline specified by the Company). During such enrollment process, the employee shall authorize payroll deductions of up to twenty percent (20%) (or such other percentage as the Board or the Committee determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b) below) during the Offering Period. To the extent required by applicable law, eligible employees may be permitted to contribute to the Plan by means other than, or in addition to, payroll deductions. The contributions made by each participant (whether pursuant to payroll deductions or other method of payment) shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company, unless otherwise required by applicable law of any jurisdiction outside the United States. A participant may reduce, increase or begin such contributions after the beginning of any Offering Period only as provided for in the Offering. A participant may make additional payments into his or her account only (i) if required by applicable law or (ii) if specifically provided for in the Offering and only if the participant has not had the maximum amount contributed during the Offering Period.
(b) “Earnings” is defined as an employee’s total compensation, including (i) all salary, wages and other remuneration paid to the employee (including amounts elected to be deferred or contributed under any retirement or welfare benefit plan maintained by the Company or any participating Affiliate or Related Entity) and (ii) overtime pay, commissions, bonuses, profit sharing and any special payments for extraordinary services. However, “Earnings” shall not include the cost of employee benefits paid by the Company or any Affiliate or Related Entity, education or tuition fee reimbursements, imputed income arising under any group insurance or other employee benefit program, reimbursement of traveling, business or moving expenses, income realized in connection with stock options or other equity awards, amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company or any Affiliate or Related Entity and referral pay which is paid in recognition of referring an employee candidate. However, the Board or its delegate in its sole discretion may make one or more modifications to such definition with respect to eligible employees who participate in the Plan.

(c) At any time during an Offering Period a participant may terminate his or her contributions under the Plan and withdraw from the Offering by submitting a withdrawal notice to the Company or, if made available by the Company to employees in a particular jurisdiction, by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period (or any earlier withdrawal deadline specified by the Company). Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide or if required by applicable law, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to re-enroll in order to participate in subsequent Offerings under the Plan.
(d) Except as provided in Section 7(f) below, rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or any participating Affiliate or Related Entity, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated contributions (reduced to the extent, if any, such contributions have been used to acquire shares for the terminated employee) under the Offering, without interest unless the terms of the Offering specifically so provide or if required by applicable law.
(e) Should a participating employee cease to remain in active service by reason of an approved unpaid leave of absence, then such employee shall have the right, exercisable up until the last business day of the Purchase Period (or any earlier deadline specified by the Company) in which such leave commences, to (a) withdraw all the contributions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. If the participating employee fails to make a timely election, such funds will automatically be applied to the purchase of shares on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any further contributions be collected on the employee’s behalf during such leave, except to the extent required by applicable law. Upon the participating employee’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such employee had reemployment rights with the Company (or any Affiliate or Related Entity) provided by either statute or contract, his or her contributions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the employee withdraws from the Plan prior to his or her return. An employee who returns to active employment following a leave of absence that exceeds in duration the applicable time period set forth in (i) or (ii) above shall be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan in order to participate in subsequent Offerings under the Plan.
(f) Notwithstanding anything to the contrary contained herein, a participating employee who transfers employment from the Company or any Affiliate participating in the Section 423 Plan to an Affiliate or Related Entity participating in the Plan shall immediately cease to participate in the Section 423 Plan. However, his or her accumulated contributions for the Purchase Period in which such transfer occurs shall be transferred to the Plan, and such individual shall immediately join the then current Offering under the Plan upon the same terms and conditions in effect for his or her participation in the Section 423 Plan, except for such modifications as may be required by applicable law. A participating employee who transfers employment from an Affiliate or Related Entity participating in a current Offering under the Plan to the Company or any other Affiliate participating in the Section 423 Plan shall remain a participant in the Plan until the earlier of (i) the end of the current

Offering Period under the Plan or (ii) the start date of the first Offering under the Section 423 Plan in which he or she participates following such transfer.
(g) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution and, during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.
8. Exercise and Delivery.
(a) On each Exercise Date, each participant’s accumulated contributions (without any increase for interest unless the terms of the Offering specifically so provide or if required by applicable law) will be applied to the purchase of shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan unless otherwise determined by the Board or the Committee. The amount, if any, of remaining accumulated contributions after the purchase of shares which is less than the amount required to purchase one share of Common Stock on any current Exercise Date within an Offering shall be refunded to such participant as soon as administratively practicable following such Exercise Date, without interest unless the terms of the Offering specifically so provide or if required by applicable law.
(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended. If on an Exercise Date of any Offering hereunder the Plan (and all rights granted thereunder) is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Exercise Date, and all contributions accumulated during the Purchase Period ending on such Exercise Date (reduced to the extent, if any, such contributions have been used to acquire shares) shall be distributed to the participants, without interest unless the terms of the Offering specifically so provide or required by applicable law. In addition, should the Plan not be registered on any applicable Exercise Date in any jurisdiction outside the United States in which such registration is required or should the Plan or the purchase of shares thereunder otherwise not at that time comply with applicable law in a jurisdiction outside the United States, then no rights granted under the Plan to employees in that jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Purchase Period ending with such Exercise Date (reduced to the extent, if any, such contributions have been used to acquire shares) shall be distributed to the participating employees in that jurisdiction without interest, unless the terms of the Offering specifically so provide or if required by applicable law.
(c) As soon as administratively practicable following the Exercise Date, the Company shall deliver to each participant the shares of Common Stock purchased with such participant’s accumulated contributions in a form determined by the Board or the Committee, in its discretion, including, without limitation, through the transfer of the shares to the participant in book-entry form or through an alternative arrangement to a recordkeeping service (and the Board or the Committee may either require or permit participants to elect that certificates representing such shares be delivered to such recordkeeping service). The Board or the Committee, in its discretion, may either require or permit that shares of Common Stock purchased with each participant’s accumulated contributions be deposited directly with a broker designated by the Board or the Committee (or its delegate) and may either require or permit that such shares be retained with such broker for a designated period of time.
9. Covenants Of The Company.
(a) While rights granted under the Plan remain outstanding, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such rights unless and until such authority is obtained.
10. Accumulated Contributions.
A participant’s accumulated contributions shall be maintained as part of the general funds of the Company and shall not earn interest, except to the extent otherwise provided by the terms of the Offering or as otherwise required to comply with applicable law of any jurisdiction outside the United States.
11. Rights As A Stockholder.
A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued or recorded in the books of the Company (or its transfer agent).
12. Adjustments Upon Changes In Stock.
(a) If any change is made in the securities subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the outstanding rights thereunder will be appropriately adjusted as to the class(es) and maximum number of securities subject to the Plan and the class(es) and number of securities and price per share subject to each outstanding purchase right.
(b) In the event of a Change in Control (as such term is defined in the Gilead Sciences, Inc. 2022 Equity Incentive Plan or any successor plan thereto), then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, (iii) the accumulated contributions may be used to purchase shares of Common Stock immediately prior to the transaction described above and the rights of participants under the ongoing Offering shall be terminated, or (iv) all outstanding Offering Periods may be terminated immediately as of such date specified by the Board and all participants’ accumulated contributions that have not been used to purchase shares of Common Stock be returned to the participants (without interest unless the terms of the Offering specifically so provide) as soon as administratively practicable thereafter.
13. Amendment Of The Plan.
(a) The Board at any time, and from time to time, may amend the Plan, including to re-combine the Plan with the Section 423 Plan. However, except as provided in paragraph 12 relating to adjustments upon certain changes to the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:
(i)     Increase the total number of shares reserved for issuance and sale in the aggregate under the Plan and the Section 423 Plan;

(ii)     Materially modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with applicable Nasdaq or securities exchange listing requirements) or otherwise materially expand the class of employees eligible to participate in the Plan; or
(iii)     Modify the Plan in any other way if such modification requires stockholder approval in order to comply with any applicable Nasdaq or securities exchange listing requirements.
The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans, or under applicable laws of any jurisdiction outside the United States.
(b) Rights and obligations under any rights granted before amendment of the Plan shall not be materially adversely altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with applicable laws or governmental regulations.
14. Section 409A of the Code.
The Plan is intended to be exempt from Section 409A of the Code under the short-term deferral exception, and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.
15. Tax Withholding.
The Company or any Affiliate or Related Entity shall have the authority and right to deduct and withhold, including from the participant’s regular salary, or require each such participant to remit to the Company or such Affiliate or Related Entity, an amount sufficient to satisfy U.S. federal, state and local taxes and taxes imposed by jurisdictions outside the United States (including income tax, social insurance contributions, payroll taxes and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a participant arising as a result of his or her participation in the Plan or to take any such action as may be necessary in the opinion of the Company or any Affiliate or Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes. In no event shall any shares be issued hereunder to any participant until the participant has made arrangements acceptable to the Company for the satisfaction of any applicable tax obligations with respect to any taxable event concerning the participant’s participation in the Plan. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan

16. Termination Or Suspension Of The Plan.
(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 25, 2033, or, if earlier, when the Section 423 Plan is terminated. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with applicable laws or governmental regulation.
17. Severability.
If any particular provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.
18. Governing Law.
Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, the Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.
19. Effective Date Of Plan.
The Plan originally became effective with the offering commencing January 1, 2010.